Delaware

The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "YOSHIHARU GLOBAL CO.", CHANGING ITS NAME FROM "YOSHIHARU GLOBAL CO." TO "VESTAND INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF AUGUST, A.D. 2025, AT 9:28 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-EIGHTH DAY OF AUGUST, A.D. 2025 AT 12:01 O'CLOCK P.M.

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

6463509 8100
SR# 20253798912

Authentication: 204587148
Date: 08-27-25

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:28 AM 08/27/2025
FILED 09:28 AM 08/27/2025
SR 20253798912 - File Number 6463509

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

YOSHIHARU GLOBAL CO.

(PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)

Yoshiharu Global Co., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of said corporation (the "Board"), adopted by unanimous written consent, a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of said corporation:

RESOLVED, that the Amended and Restated Certificate of Incorporation is hereby amended by striking Article FIRST thereof in its entirety and substituting in lieu thereof a new Article FIRST, which shall read in its entirety as follows:

FIRST: The name of the Corporation is Vestand Inc.

SECOND: This amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

THIRD: The effective time of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation shall be 12:01 AM, Eastern Time, on the 28th day of August, 2025.

IN WITNESS WHEREOF, said Yoshiharu Global Co. has caused this certificate to be signed this 26th day of August, 2025.

John Oh, Chief Financial Officer